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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 10, 2000 on Correctional Health Services, Inc.'s financial statements for the year ended December 31, 1999 which were included in America Service Group Inc.'s Form 8-K/A and to all references to our Firm included in this registration statement.


                                               Arthur Andersen LLP


Philadelphia, Pa.
January 17, 2001